                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     / / Definitive proxy statement
     /X/ Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              MERCK & CO., INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              MERCK & CO., INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

        Attached is the following correspondence regarding a shareholder resolution submitted to the Company by the Sheet Metal Workers' International Association Local Union 19, of which Mr. Thomas J. Kelly is President/Business Manager, for inclusion in the Company's 1994 proxy statement and form of proxy:

        1. Letter and enclosed Shareholder's Resolution dated November 10, 1993 from Thomas J. Kelly to Merck & Co., Inc.

        2. Letter, and attached Exhibits A through E, dated December 28, 1993 from George Shiebler, Senior Attorney, Merck & Co., Inc., to Securities and Exchange Commission

        3. Letter dated January 6, 1994 from Bruce E. Endy, attorney for the Sheet Metal Workers' International Association Local Union No. 19, to Securities and Exchange Commission

        4. Letter dated February 7, 1994 from William E. Morley, Senior Associate Director, Securities and Exchange Commission, to George Shiebler, Senior Attorney, Merck & Co., Inc., with enclosed Response of the Office of Chief Counsel, Division of Corporate Finance from Amy Bowerman Freed, Special Counsel

        5. Letter dated March 8, 1994 from Thomas J. Kelly to Clarence Abramson, Corporate Secretary, Merck & Co., Inc.

        The Company may use some or all of this material in the future in connection with the solicitation of proxies from its stockholders. The Company did not ask for, or receive consent from, the Sheet Metal Workers' Local Union 19 to the use of this material as proxy soliciting material.

         [LETTERHEAD OF SHEET METAL WORKERS' INTERNATIONAL ASSOCIATION
                                LOCAL UNION 19]


                                                                   March 8, 1994


Clarence Abramson
Corporate Secretary
Merck & Co.
One Mark Drive
P.O. Box 100, WS3A-65
Whitehouse Station, NJ 08889-0100

Dear Mr. Abramson:

In view of the opinion of the SEC Staff that Merck & Co. is not required under SEC Rule 14a-8 to include in management's proxy statement the resolution previously submitted, this is to notify you that the resolution is withdrawn and will not be submitted to the annual meeting. I disagree entirely with the Staff's conclusion, but the costs of independent solicitation in support of resolutions is prohibitive. Thus, the Staff's decision effectively precludes consideration of the subject of the resolution prior to the meeting.

                                                 Sincerely,

                                                 /s/ Thomas J. Kelly
                                                 Thomas J. Kelly
                                                 President/Business Manager

TJK/rm

Via: Certified Mail P160725696

                          [LETTERHEAD OF UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION]

                                                              February 7, 1994




George Shiebler, Senior Attorney
Merck & Co., Inc.
One Merck Drive
P.O. Box 100 WS3B-45
Whitehouse Station, New Jersey  08889-0100

Re:  Merck & Co., Inc.
     Incoming letter dated December 28, 1993

Dear Mr. Shiebler:

         This is in response to your letter of December 28, 1993 concerning a shareholder proposal submitted by Sheet Metal Workers International Association, Local Union 19. This letter is also in response to a letter from the proponent dated January 6, 1994. Our response is attached to the enclosed photocopy of your correspondence. By doing this, we avoid having to recite or summarize the facts set forth in the correspondence. Copies of all of the correspondence also will be provided to the proponent.

         In connection with this matter, your attention is directed to the enclosure, which sets forth a brief discussion of the Division's informal procedures regarding shareholder proposals.



                                                 Sincerely,


                                                 /s/ William E. Morley
                                                 William E. Morley
                                                 Senior Associate Director


Enclosures


CC: Sheet Metal Workers International Association
    Local Union 19
    1301 South Delaware Avenue
    Philadelphia, Pennsylvania 19147

                        DIVISION OF CORPORATION FINANCE


                 INFORMAL PROCEDURES FOR SHAREHOLDERS PROPOSALS


         The Division of Corporation Finance believes that its responsibility with respect to matters arising under Rule 14a-8 [17 CFR 240.14a-8], as with other matters under the proxy rules, is to aid those who must comply with the rule offering informal advice and suggestions and to determine, initially, whether or not it may be appropriate in a particular matter to recommend enforcement action to the Commission. In connection with a shareholder proposal under Rule 14a-8, the Division's staff considers the information furnished to it by the Company in support of its intention to exclude the proposals from the Company's proxy material, as well as any information furnished by the proponent or the proponent's representative.

         Although Rule 14a-8(d) does not specifically provide for any communications from shareholders to the Commission's staff, the staff will always consider information concerning alleged violations of the statutes administered by the Commission, including argument as to whether or not activities proposed to be taken would be violative of the statute or rule involved. The receipt by the staff of such information, however, should not be construed as changing the staff's informal procedures and proxy review into a formal or adversary procedure.

         The determination reached by the staff in connection with a shareholder proposal submitted to the Division under Rule 14a-8 does not and cannot purport to "adjudicate" the merits of the Company's position with respect to the proposal. Only a court such as a U.S. District Court can decide whether a Company is obligated to include shareholder proposals in its proxy material. Accordingly, a discretionary determination by the staff not to recommend enforcement action to the Commission does not preclude a proponent, or any shareholder of a Company, from pursuing any rights he or she may have against the Company in court, should the management omit the proposal from the Company's proxy material.

February 7, 1994





RESPONSE OF THE OFFICE OF CHIEF COUNSEL
DIVISION OF CORPORATION FINANCE

Re:  Merck & Co., Inc. (the "Company")
     Incoming letter dated December 28, 1993

         The proposal requests that the Company implement a policy of using construction companies and subcontractors that use unionized labor.

         There appears to be some basis for your view that the proposal relates to the redress of a personal claim or grievance or is designed to result in a benefit to the proponent or to further a personal interest, which benefit or interest is not shared with the other security holders at large. Accordingly, the Division will not recommend enforcement action to the Commission if the Company omits the proposal from its proxy materials in reliance on rule 14a-8(c)(4). In reaching a position, the staff has not found it necessary to address the alternative basis for omission upon which the Company relies.




                                             Sincerely,


                                             /s/ Amy Bowerman Freed
                                             Amy Bowerman Freed
                                             Special Counsel

                         [ LETTERHEAD OF LAW OFFICES
              SPEAR, WILDERMAN, BORISH, ENDY, BROWNING & SPEAR ]


                                                        January 6, 1994



Securities and Exchange Commission
Office of the Chief Counsel
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, DC 20549

        Re: Merck & Co. Notification of Shareholder Resolution Exclusion From Proxy Material


Dear Gentleperson:

        This letter is in response to the letter of December 28, 1993 you received from George Shiebler, Senior Attorney Merck & Company, Inc. ("Company"). Mr. Shiebler's letter constitutes notice to my client, Sheet Metal Workers International Association Local Union No. 19 ("Shareholder") of the Company's intention to omit from its proxy materials a proposed shareholder resolution put forward by the Shareholder.

        It is the position of the Shareholder that the statements made by the Company are substantially inaccurate and mischaracterize the shareholder resolution put forward in accordance with 17 C.F.R. # 240.14 a-8.

        The Company characterizes the shareholder resolution as one intended for the personal benefit of the Shareholder. In this assertion the Company is grossly mistaken. Sheet Metal Workers Local 19 has collective bargaining agreements with employers in an area that roughly covers only the eastern one-half of the Commonwealth of Pennsylvania and portions of the State of Delaware. The work performed by Shareholder's members on new construction represents only a fraction of the total manpower, wages and fringe benefits that go into various projects erected by the Company. New buildings are erected by the combined efforts of operating engineers, glaziers, boilermakers, electricians, bricklayers, laborers, carpenters, plumbers, iron workers, pipefitters, steamfitters, drywall finishers, lathers, plasterers, painters, cement masons

January 6, 1994
Page 2



and elevator constructors as well as sheet metal workers. A similar statement can be made of maintenance work performed with respect to existing buildings. When the Company undertakes construction and maintenance, whether in Pennsylvania, New Jersey, Texas, Connecticut, Virginia, Georgia, New Hampshire, California or elsewhere in the United States, this Shareholder gains but little in the way of monetary benefit. Indeed, when it comes right down to it the Shareholder's dues payment from working members are insignificant when compared to the real benefit derived by the Company from employing union labor.

        As set forth in the statement of position accompanying the proposed resolution, union workers contribute significant dollars to maintain health benefit plans that provide pharmaceutical benefits to those workers, their spouses and dependents. Union pension funds enable retired workers and their spouses the opportunity to purchase, in many cases life saving drugs, that are otherwise unavailable. The employment of non-union workers not only undercuts the standard of living of union workers established through collective bargaining, but erodes the Company's ability to reach thousands of union workers who are only able to purchase their pharmaceuticals, because of their union employment.

        Far from being an individual benefit to this Shareholder, this resolution implicates broad policy considerations that all of the Company's shareholders deserve the right to consider "The lost information right itself, and not the damage done because of the failure to adopt any given shareholder proposal, is the injury upon which shareholders invoking Section 14(a) and Rule 14a-8 sue. Roosevelt v. E.I. DuPont de Nemours & Co., 958 F.2d 416 (D.C. Cir.
1992).

        The Company's assertions that this Shareholder's resolution furthers only a personal interest of the Shareholder is also substantially misleading. An examination of the proposed resolution itself reflects no individual benefit conferred on this Shareholder. It suggests no retroactive action to cure the Company's insensitivity to where its dollars are spent, and will not provide this Shareholder with a single penny in compensation. It is not limited to the employment of sheet metal workers at all, but only to those union workers whose combined employment increases the purchasing power of workers who may utilize Company products.

        In 1987, seven years ago, and before this union became a shareholder, the Sheet Metal Workers Local 19 Health and Welfare Fund ("Fund") sponsored a boycott of Merck products -- except where to do so was deemed inadvisable by a participant's physician. It needs to be noted that the Fund is not a creature of the Shareholder, but an independent, jointly administered trust owing fidiciary duties to the participants who benefit from that administration. See 29 U.S.C. # 302(c)(5) and 29 U.S.C. # 1001 et seq; Metropolitan Life Insurance Co. v. Massachusetts, 471 U.S. 724 105 S.Ct. 2380 (1985). That boycott is ancient history. But its genesis raised the same questions that ultimately led to the present proposed resolution. Should health care payers purchase pharmaceutical products from companies that are not committed to supporting the institutions responsible for providing the funding to pay for the Company products? Once again, the

January 6, 1994
Page 3


proposed resolution will not specifically provide a remedy for any grievance that the Fund may have had with Merck. But the proposed resolution raises what the Shareholder believes are profound social and economic issues for the shareholders to consider.

        The Company in general again misleads the Commission by suggesting that the local union uses this resolution "as a tactic ... to further a personal interest" is an ongoing dispute with Merck. The Company suggests, misleadingly, that site picketing over this issue" has occurred on many occasions. This is a blatant misrepresentation of the facts. Employed at the Company's West Point Pennsylvania facility are certain subcontractors who do not pay their employees the wages and benefits established by the union through the process of collective bargaining. The union has no primary labor dispute with Merck, only with those employers who undercut the area wage standards by denying to all of their sheet metal employees the same wages, health and pension benefits that members of this local union enjoy. Indeed, the union notified the Company of the nature of this dispute before any primary picketing took place so that the Company could insulate itself from any picketing activity that might take place at the construction site. Because of the Union's advance notice the Company established gates reserved for use by the non-union subcontractors on the job; at which gates the union has limited its picketing.

        While having no primary dispute with the Company, the local union is free to raise the issue of the Company's good citizenship with the general public. See Edward J. DeBartolo v. Florida Gulf Coast Building & Construction Trades Council, 485 U.S. 568, 108 S.Ct. 1392 (1988). The handbills attached to the Company's letter make no attempt to discuss the Shareholder's resolution that was subsequently submitted for consideration at the Company's 1994 annual meeting. Those handbills do, however, raise legitimate questions about Merck's good citizenship and its corporate responsibility to the organized working person. Like other corporate citizenship issues, these subjects are not private disputes, but are fair game for consideration by the Company's shareholders.

        In discussing a union's First Amendment right to leaflet company's that promote the destruction of area wage standards, the Supreme Court stated:

                We do not suggest that communications by labor unions are never of the commercial speech variety and thereby entitled to a lesser degree of constitutional protection.
                The handbills involved here, however, do not appear to be typical commercial speech such as advertising the price of a product or arguing its merits, for they pressed the benefits of unionism to the community and the dangers of inadequate wages to the economy and the standard of living of the populace.

January 6, 1994
Page 4


DeBartolo Corp. v. Florida Gulf Coast Building & Construction Trades Council, supra.


        These same arguments elevate the proposed Shareholder's resolution from one pertaining to the "ordinary business operations" of the Company to a matter of fundamental corporate policy. See Adoption of Amendments Relating to Proposals by Security Holders, Exchange Act Release No. 12,999, 41 Fed. Reg. 52,944, 52,998 (Dec. 3, 1976).

It is clear that the availability of health care for all Americans including prescription drug benefit -- is finally at the top of the Executive and Legislative agenda, with 37 million Americans having no health care and an additional 22 million lacking adequate coverage. See The American Health Security Act, Times Books, NY, 1993. The Shareholder's proposed resolution does not purport to require the Company to expend any dollars on construction. The proposal does not suggest which of potentially hundreds of builders to select for construction purposes. What the proposal calls for is the creation of a policy whereby the Company's own expenditures would foster the further utilization of its own products.

        The issue of whether such a policy has merit is not a question of ordinary business operation, but one of substantial policy import, especially to a purveyor of health care products.

        For all of the foregoing reasons, the Shareholder requests that the Commission reject issuance of a no-action letter in this matter.

                                        Very truly yours,

                                        SPEAR, WILDERMAN, BORISH,
                                        ENDY, BROWNING & SPEAR

                                        /s/ Bruce E. Endy
                                        ------------------------
                                        Bruce E. Endy


BEE/jn
UIW/SIU
cc:     Thomas Kelly, President
        George Shiebler, Senior Attorney

                      [LETTERHEAD OF MERCK & CO., INC.]


December 28, 1993

Securities and Exchange Commission
Office of the Chief Counsel
Division of Corporate Finance
450 Fifth Street N.W.
Washington, D.C. 20549

         Re:  Merck & Co., Inc.  Shareholder's Proposal

Dear Sir or Madam:

         Merck & Co., Inc. (the "Company") has received a shareholder's proposal (the "Proposal") from the Sheet Metal Workers International Association, Local Union 19 (the "Proponent") for inclusion in the Company's proxy materials for its 1994 annual meeting of stockholders (the "Proxy Materials"). The Proposal requests that the Proxy Materials include the following proposed resolution:

                 BE IT RESOLVED: That the stockholders of Merck & Co., Inc. ("Company") recommend that our Board of Directors take the necessary steps to adopt and implement a policy of utilizing construction companies and subcontractors for the erection and construction of Company facilities that hire unionized employees and whose unions are affiliated with the Building and Construction Trades Department of the AFL-CIO and which construction companies and subcontractors contribute to health benefits, pension, and training plans for the benefit of their workers.

         I am of the opinion that the Proposal may be properly omitted from the Proxy Materials for the following reasons:

1. The Proposal is designed to result in a benefit to the Proponent or to further a personal interest, which benefit or interest is not shared with the other security-holders at large -- Rule 14a-8(c)(4).

2. The Proposal deals with a matter relating to the conduct of ordinary business of the registrant -- Rule 14a-8(c)(7).

         Accordingly, the Company requests that the Staff confirm that it will not recommend any enforcement action if the Company excludes the Proposal from its Proxy Materials.

         In accordance with Rule 14-8(d) of the Securities Exchange Act of 1934, as amended, we are enclosing herewith six copies of

Securities and Exchange Commission
Office of the Chief Counsel
Division of Corporate Finance
December 28, 1993
Page 2



this letter and six copies of the Proposal, including the statement in support thereof.

         The Company is hereby notifying the Proponent of its intention to omit the Proposal from the Proxy Materials by forwarding a copy of this letter to them.

DISCUSSION

1. THE PROPOSAL IS DESIGNED TO RESULT IN A BENEFIT TO THE PROPONENT OR TO FURTHER A PERSONAL INTEREST, WHICH BENEFIT OR INTEREST IS NOT SHARED WITH THE OTHER SECURITY-HOLDERS AT LARGE -- RULE 14a-8(c)(4).

         The Proposal requests that the Company's Board of Directors adopt a policy of utilizing construction companies and subcontractors that hire unionized employees and whose unions are affiliated with the Building and Construction Trades Department of the AFL-CIO. The Proposal also requires that such construction companies and subcontractors contribute to health, pension and training plans for their workers. The Proponent union is affiliated with the Building and Construction Trades Department of the AFL-CIO and provides the type of benefits described.

         The Proposal is designed to result in a benefit to the Proponent not shared with the other security-holders at large. It is designed to result in the hiring of members of the Proponent union and its affiliates for the Company's construction projects to the exclusion of non-union members.

         The Proposal is another tactic by the Proponent to further a personal interest (working on Company construction projects) that it has sought to achieve by various other means over the years. A partial list of these tactics is as follows:

o On many occasions since 1987 agents of the Proponent union have come to the Company's Whitehouse Station, New Jersey and West Point, Pennsylvania facilities to distribute handbills urging the boycott of Company products to protest the Company's policy of "merit shop" construction at its West Point facility. Merit shop construction awards contracts to qualified bidders regardless of union status or affiliation. The Proponent has also distributed handbills at Veterans Stadium. Copies of three of the Proponent's handbills are attached as Exhibits A, B and C.

Securities and Exchange Commission
Office of the Chief Counsel
Division of Corporate Finance
December 28, 1993
Page 3


o In 1987 the Proponent's Welfare Fund initiated a boycott of Company products. A copy of the letter sent October 22, 1987 to Welfare Fund participants by Welfare Fund Administrator Joseph Cavanaugh is attached as Exhibit D. A copy of a letter sent to doctors is attached as Exhibit E.

o The Proponent has engaged in site picketing over this issue on many occasions.

         The Staff has consistently permitted the exclusion of proposals designed to further a personal interest not shared by other security-holders. See, e.g., Eastman Kodak Company (February 28, 1992) (proposal recommending that company board establish a stockholders' advisory committee excludable); Thomas Industries Incorporated (January 13, 1992) (proposal that company establish policy relating to employment discrimination excludable); Rockwell International Corporation (November 21, 1991)(proposal that company establish a patent recognition and review policy excludable).

         The primary benefit cited by the Proponent in its supporting statement
- -- the benefits to union workers available upon retirement -- will not be shared with the Company's security-holders at large. The other benefit cited in the Proponent's supporting statement -- that the use of unionized labor is in the self-interest of the Company -- though drafted in such broad terms as might arguably be of general interest to all security-holders, should not permit a proposal designed to require the hiring of members of this Proponent union and its affiliated unions to avoid exclusion pursuant to Rule 14a-8(c)(4). As the Commission noted in Release No. 34-19135 (October 14, 1982) ". . . a proposal, despite its being drafted in such a way that it might relate to matters which may be of general interest to all security holders, properly may be excluded under paragraph (c)(4), if it is clear from the facts presented by the issuer that the proponent is using the proposal as a tactic designed to redress a personal grievance or further a personal interest."

         The facts in this case are clear. The Proponent seeks to have its members hired to work on Company construction projects to the exclusion of non-union members. It has used a variety of other tactics in the past to achieve this goal. This Proposal is another tactic to further the Proponent's personal interest. It should therefore be excluded under Rule 14a-8(c)(4).

Securities and Exchange Commission
Office of the Chief Counsel
Division of Corporate Finance
December 28, 1993
Page 4


2. THE PROPOSAL DEALS WITH A MATTER RELATING TO THE CONDUCT OF THE ORDINARY BUSINESS OF THE REGISTRANT -- RULE 14A-8(C)(7).

         Where a shareholder proposal involves a business matter that is mundane in nature and does not involve any substantial policy or other considerations, such proposal may be omitted in reliance on Rule 14a-8(c)(7) as relating to the Company's ordinary business operations. Release No. 34-12999 (November 22, 1976).

         The Staff has consistently permitted the exclusion of shareholder proposals dealing with matters of hiring and employee relations pursuant to Rule 14a-8(c)(7). See, e. g., FPL Group, Inc. (March 9, 1993) (proposal that company establish a labor-management relations committee for purpose of evaluating impact of hiring out-of-state workers and use of subcontractors which pay no health and welfare benefits or pension funds to their employees is excludable as matter relating to conduct of company's ordinary business operations); Duke Power Company (March 4, 1992) (proposal to form employee advisory committee addressing employee relations excludable); Atlantic Energy, Inc. (February 17, 1989) (proposal that company give priority to hiring area contractors and employees excludable); Angelica Corporation (March 23, 1987) (proposal to form special committee to study policies to create the spirit of partnership and goodwill among employees, management and shareholders excludable).

         While the Proposal's supporting statement discusses the potential benefits to the Company of assuring that only unionized contractors and subcontractors are employed, this discussion is incidental to the purpose of the Proposal -- to cause the company to hire contractors and subcontractors who employ members of the Proponent and its affiliated unions for jobs at the Company's construction sites and to exclude non-union members. No other substantial policy or consideration is raised by the Proposal. It should therefore be excluded under Rule 14a-8(c)(7).

Securities and Exchange Commission
Office of the Chief Counsel
Division of Corporate Finance
December 28, 1993
Page 5




         If you have any questions regarding this matter or require any additional information, please contact me at (908) 423-1643. Kindly acknowledge receipt of this letter and the enclosures by stamping a copy of this letter and returning it in the enclosed self-addressed envelope.

Thank you for your time and consideration.

Very truly yours,



/s/George Shiebler
George Shiebler
Senior Attorney
Tel. (908) 423-1643

cb:933540007
Enclosures

                                                                     EXHIBIT A

                              BOYCOTT MERCK DRUGS

         MERCK demands top dollar when you buy its drugs from your hospital or pharmacy. Indeed, MERCK's profits depend on you and your doctor to request MERCK drugs by brand-name, and to pay the higher prices that name entails. But now MERCK insists on "cut-rate" labor when it builds or renovates its corporate and manufacturing facilities.

         MERCK wants your hard earned dollars, but now it is using some of those dollars to undercut the wages and benefit standards of this community. Construction workers currently employed by contractors on MERCK building projects receive wages and benefits far below the prevailing rate for building trades workers in the Greater Philadelphia area. But MERCK is allowing those cut-rate contractors to perform work on its construction projects, even though MERCK depends for its very existence on your purchase of top-priced drug products.

         We believe that any attempt to undercut the wage standards of any worker can spread throughout the community and harm us all. If we don't fight back, no craftsman, no salesman, no employee of any kind will be safe. Your job, your livelihood, may be next!

         PLEASE BOYCOTT MERCK DRUGS until MERCK stops allowing its construction work to be done at substandard wage and benefit levels. Let MERCK know you won't pay them to hurt you and your family.

         REFUSE MERCK DRUGS by asking your doctor or pharmacy to substitute an alternative wherever medically possible.

         CALL MERCK'S CEO, Dr. Roy Vagelos at 908-594-6775 or 215-661-5236 and tell him that you deplore MERCK's destruction of your way of life.

                 SHEET METAL WORKERS' INTERNATIONAL ASSOCIATION
                               LOCAL UNION NO. 19
                           1301 SOUTH DELAWARE AVENUE
                             PHILADELPHA, PA 19147
                                 (215) 952-1999

We are not asking anyone to cease deliveries or work for MERCK or any entity.

                                 [Union Label]

                                                                     EXHIBIT B

                   [CARTOON A - See Appendix for Narrative]

         PHILADELPHIA HAS A NEW TURKEY THIS THANKSGIVING--Merck & Company, the pharmaceutical firm.

         Merck has hired a union-busting construction manager from South Carolina to take jobs away from skilled union workers. Don't help them. Please don't buy these Merck, Sharp & Dohme products:

                 ALDOCLOR                          ALDOMET                           ALDORIL
                 BENEMID                           BLOCADREN                         CLINORIL
                 COGENTIN                          ColBENEMID                        CORTONE
                 CUPRID                            CUPRIMINE                         DARANIDE
                 DECADERM                          DECADERM                          DECADRON
                 DECADRON                            IN ESTERGEL                     DEMSER
                   TABLETS                         DECASPRAY                         DOLOBID
                 DIUPRES                           DIURIL                            FLEXERIL
                 EDECRIN                           ELAVIL                            HYDROCORTONE
                 FLOROPRYL                         HUMORSOL                          INDOCIN
                 HydroDIURIL                       HYDROPRES                         MEPHYTON
                 INVERSINE                         LACRISERT                         MINTEZOL
                 MEVACOR                           MIDAMOR                           NOROXIN
                 MODURETIC                         NEODECADRON                       REDISOL
                 PEPCID                            PERIACTIN                         TIMOPTIC
                 SINEMET                           TIMOLIDE                          URECHOLINE
                 TONOCARD                          TRIAVIL                           VIVACTIL
                 VASERETIC                         VASOTEC

[Union Seal]

For more information, contact: Thomas J. Kelly, president & business manager, Sheet Metal Workers International Association, Local Union 19, 1301 South Delaware Ave., Philadelphia, Pa. 19147 (215) 952-1999.

                                                                      EXHIBIT C


                              Ask your druggist
                   [CARTOON B - See Appendix for Narrative]

         Why is Merck & Co. using a union busting construction manager from South Carolina to take jobs away from skilled union craftsmen?

         Support your neighbors and friends. Please don't purchase these Merck, Sharp & Dohme pharmaceutical products:

                 ALDOCLOR                          ALDOMET                           ALDORIL
                 BENEMID                           BLOCADREN                         CLINORIL
                 COGENTIN                          ColBENEMID                        CORTONE
                 CUPRID                            CUPRIMINE                         DARANIDE
                 DECADERM                          DECADERM                          DECADRON
                 DECADRON                            IN ESTERGEL                     DEMSER
                   TABLETS                         DECASPRAY                         DOLOBID
                 DIUPRES                           DIURIL                            FLEXERIL
                 EDECRIN                           ELAVIL                            HYDROCORTONE
                 FLOROPRYL                         HUMORSOL                          INDOCIN
                 HydroDIURIL                       HYDROPRES                         MEPHYTON
                 INVERSINE                         LACRISERT                         MINTEZOL
                 MEVACOR                           MIDAMOR                           NOROXIN
                 MODURETIC                         NEODECADRON                       REDISOL
                 PEPCID                            PERIACTIN                         TIMOPTIC
                 SINEMET                           TIMOLIDE                          URECHOLINE
                 TONOCARD                          TRIAVIL                           VIVACTIL
                 VASERETIC                         VASOTEC

[Union Seal]

For more information, contact: Thomas J. Kelly, president & business manager, Sheet Metal Workers International Association, Local Union 19, 1301 South Delaware Ave., Philadelphia, Pa. 19147 (215) 952-1999.

                                                                      EXHIBIT D


                    SHEET METAL WORKERS' LOCAL UNION NO. 19
                                 BENEFIT FUNDS
                1301 S. Delaware Avenue o Philadelphia, PA 19147
                                 (215) 952-1990
                HEALTH & WELFARE o PENSION o VACATION o ANNUITY

                                                                October 22, 1987

Dear Participant:

Enclosed is your new identification card for our prescription drug program. This card is to be used for the six month period commencing November 1, 1987. We have listed on the card your dependents currently carried on Welfare Fund records. Should changes be necessary please notify the Fund office so a new card can be issued.

Please note "Merck Products Excluded" has been indicated on your identification card. Recently the Merck Co. has contracted for a $6,000,000 job to be performed by non-union contractors. This will result in a loss of 45 jobs for members of Local Union # 19 that could be expected to last a year.

As union members, we cannot condone the purchase of prescription drugs manufactured by a company that through their use of non-union labor is depriving Local # 19 members of jobs. At our request, NPA has reviewed our paid prescriptions for the past 12 months. We are informed that of the total prescriptions paid, more than $85,000 was for Merck products.

We will not, therefore, effective November 1, 1987 provide payment for prescription drugs manufactured by the Merck Co. For your information a list of Merck products is attached. Should you currently be using any of these products, when you require a refill, request your doctor write a prescription for a generic equivalent or if not available for a similar medication manufactured by another company.

If you are not currently using medication you may in the future. Request that your doctor prescribe other than Merck products. There may be some few cases where the prescription required is manufactured only by Merck and no generic substitution is available. In these cases you should use a Direct Pay form which should be completed by the pharmacist at the time of the prescription drug purchase. The completed form should be forwarded to NPA for payment. Direct Pay forms may be secured from the Welfare Fund Office upon request. Upon verification that no generic equivalent or similar drug is available you will receive reimbursement from NPA.

If you do not have a Direct Pay form at the time you purchase a Merck product for which there is no generic equivalent or similar drug recommended by your physician, secure an itemized receipt from the pharmacist indicating name of patient, date of purchase, name of drug and quantity purchased. This receipt should be forwarded to the Welfare Fund Office for payment.

We request your full cooperation in this effort. As union members we must convey a message to companies using non-union labor that we will not use their products. They must be made to understand that the savings realized by use of non-union labor may not appear as significant when offset by loss of sales.

                                        Sincerely,

                                        /S/ Joseph L. Cavanaugh
                                            Joseph L. Cavanaugh
                                            Administrator

                          MERCK SHARP & DOHME PRODUCTS

ALDOCLOR                                                    HYDROCORTONE
ALDOMET*                                                    HydroDIURIL*
ALDORIL*                                                    HYDROPRES*
BENEMID*                                                    INDOCIN*
BLOCADREN                                                   INVERSINE
CLINORIL                                                    LACRISERT
COGENTIN*                                                   MEPHYTON
ColBENEMID*                                                 MEVACOR
CORTONE                                                     MIDAMOR
CUPRID                                                      MINTEZOL
CUPRIMINE                                                   MODURETIC
DARANIDE                                                    NEODECADRON
DECADERM                                                    NOROXIN
DECADERM IN ESTERGEL                                        PEPCID
DECADRON                                                    PERIACTIN
DECADRON TABLETS*                                           REDISOL
DECASPRAY                                                   SINEMET
DEMSER                                                      TIMOLIDE
DIUPRES*                                                    TIMOPTIC
DIURIL*                                                     TONOCARD
DOLOBID                                                     TRIAVIL*
EDECRIN                                                     URECHOLINE*
ELAVIL*                                                     VASERETIC
FLEXERIL                                                    VASOTEC
FLOROPRYL                                                   VIVACTIL
HUMORSOL

Of the products listed, those marked with an * are drugs for which generic substitutions are available. Of the remaining, in many instances, similar products are manufactured by other drug firms. You should request your doctor permit generic substitution and prescribe similar products if available.

NOTE: NPA will provide payment for only those drugs manufactured by Merck for which there is no generic substitution or similar product.

                                                                      EXHIBIT E


         [Letterhead of Sheet Metal Workers' International Association]
                                 Local Union 19

March 25, 1988

Dear Doctor:

Since 1949, the Sheet Metal Workers' Union's Medical Plan has been providing medical coverage to our members and their families. Our records indicate that you have provided services to participants covered by our medical plan. The purpose of this letter is to solicit your support and cooperation in the Sheet Metal Worker's Union boycott of pharmaceutical products manufactured by the Merck, Sharp and Dohme Corporation.

Recently, the Merck Company brought in a union busting construction manager from South Carolina which hired a non-union sheet metal contractor. This took jobs away from skilled union craftsmen. Previous to this action, competent and highly qualified union contractors had employed our members to work in Merck's West Point Park Plant, providing quality construction at fair prices.

As union members, we cannot condone the purchase of prescription drugs manufactured by a company that, through their use of non-union contractors, is helping deprive Local 19 members of jobs. We have reviewed our paid prescriptions for the past twelve months and have determined that of the total prescriptions paid, more than $85,000 were for Merck products.

The Sheet Metal Workers Local 19 Health & Welfare Fund has independently decided not to provide payment for prescription drugs manufactured by the Merck Co. when alternatives are available. We understand that you shall be advised of this program under separate cover in a letter from the Fund. We request on behalf of our members, that you cooperate with this restriction being imposed by the Health & Welfare Fund.

We are proud that our Union was the first Building Trades Union in the City of Philadelphia to establish a medical plan for its members. The Health & Welfare Fund's annual payment to providers of medical services is in excess of $10 million, and the total annual cost of the prescription drug program is well over $1 million. The medical plan is financed by Union employer contributions submitted on behalf of union members they employ. The Merck Company's actions have helped to deprive our members of jobs. Merck should not continue to benefit from our hard earned fringe benefits.

Sincerely yours,


/S/ Thomas J. Kelly
- -------------------
Thomas J. Kelly
President
Business Manager

TJK/bkw

                               [ LETTERHEAD OF
                SHEET METAL WORKERS' INTERNATIONAL ASSOCIATION
                               Local Union 19 ]



November 10, 1993

Certified Mail #P 722 564 380
Return Receipt Requested

Merck & Co., Inc.
P.O. Box 100
Whitehouse Station, NJ  08889-0100


           RE:   Shareholder's Resolution

Gentlemen:

The enclosed proposed shareholder Resolution is submitted for inclusion in the proxy statement and form of proxy relating to the 1994 annual meeting.

The proponent of this Resolution is Sheet Metal Workers, Local 19, 1301 South Columbus Boulevard (formerly 1301 South Delaware Avenue), Philadelphia, PA 19147. The organization is the holder of 200 shares of Merck common stock having purchased 100 shares on February 13, 1991 (No. CB 519335) and acquired 100 shares on May 22, 1992 (No. ZQ cz084927).


Sincerely yours,

/s/ Thomas J. Kelly
- ---------------------
Thomas J. Kelly
President/Business Manager

TJK/eb
Enclosure
cc:   Ms. Celia Calbert, Treasurer
      Certified Mail #P 722 564 381





                                 union label

                                  RESOLUTION


        The Sheet Metal Workers International Association, Local Union 19, 1301 South Columbus Boulevard, Philadelphia, PA 19147, owner of 200 shares of Common Stock of the company, hereby gives notice that it intends to present for action at the Annual Meeting the following resolution:

            BE IT RESOLVED: That the stockholders of Merck & Co., Inc. ("Company") recommend that our Board of Directors take the necessary steps to adopt and implement a policy of utilizing construction companies and subcontractors for the erection and construction of Company facilities that hire unionized employees and whose unions are affiliated with the Building and Construction Trades Department of the AFL-CIO and which construction companies and subcontractors contribute to health benefits, pension, and training plans for the benefit of their workers.


        SUPPORTING STATEMENT: Unionized construction workers have long been the beneficiaries of health benefits plans obtained through the process of collective bargaining with their employers. These plans are and will continue to be the purchasers of millions of dollars of pharmaceuticals manufactured by the Company. Every hour worked by a unionized construction worker provides funding for the provision of these health benefits.

        Unionized construction workers also participate in industry pension plans that provide retired workers with the ability to purchase pharmaceuticals that are not available under medicare. Retirement with dignity has been a major goal of the labor movement since its inception.

        The proponent believes that the Company should encourage the employment of unionized labor thereby increasing the number of workers who participate in health care plans that provide drug prescription programs and retirement plans that give participants the ability to live with dignity upon retirement.

        By contrast, the Bureau of Labor Statistics reports that few non union construction workers are afforded health benefits that include drug prescription programs or retirement plans. When labor unions collectively bargain for area wage standards that provide these benefits, they support the ability of the Company to offer pharmaceuticals at fair prices to millions of Americans. The destruction of labor's area wage standards destroys the ability of workers to purchase the Company's products. It makes little sense to reward non union companies whose lower bid prices are based on their rejection of health care and retirement benefits for their employees.

        The proponent believes that the support of unionized labor is in the self-interest of the Company. Strong health benefit plans support the share price of the stock and further Company goals respecting the sales of drugs.

        The proponent also believes that training programs sponsored jointly by the union and the construction industry provide skilled workers who, in the long run, lower the Company's costs of construction, maintenance and repair.

        Finally, the failure to utilize unionized workers in the construction of Company facilities results in adverse publicity and higher costs for the Company, potentially affecting sales of Company products at the corner pharmacy.


      THE PROPONENT RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RESOLUTION

                                   APPENDIX


CARTOON A                                            NARRATIVE

"Philadeldelphia has              The cartoon depicts a live, frightened turkey
a new turkey this                 standing on a table with its wings stretched
Thanksgiving"                     over its head in a protective stance.  The
                                  words "MERCK & COMPANY" are emblazened across the turkey's chest. The head of an American
                                  Indian wearing a headband is partially in view behind the turkey. To the turkey's right is a scowling male Pilgrim wearing a black coat and top hat with his arms folded defiantly across his chest. To the turkey's left is an angry-looking woman wearing a full apron. Her hair is pulled in a bun atop her head. She is holding a meat cleaver in her right hand.

CARTOON B

"Ask your druggist"               The cartoon depicts a middle-aged male
                                  pharmacist, full head of hair, thick mustache, wearing a striped tie and what appears to be a white laboratory coat with pens sticking out of his left breast pocket. A sign behind him reads "PHARMACY." The man's right elbow is resting on a counter and the fingers of his right hand are resting on his right temple. His left hand is around a jar which is sitting on the counter. A label is affixed to the jar.